Exhibit (3)(1)(b)       RPC's Certificates of Amendment of the Certificate of
                        Incorporation

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                            RPC ENERGY SERVICES, INC.


IT IS HEREBY CERTIFIED THAT:


FIRST: The name of the corporation is RPC Energy Services, Inc., a Delaware Corporation (the " Corporation").

SECOND: That at a meeting of the Board of Directors of RPC Energy Services, Inc, resolutions were duly adopted setting forth a proposed amendment "FIFTEENTH" (the "Amendment") to the Certificate of Incorporation of the Corporation, declaring said Amendment to be advisable and calling a meeting of the stockholder of the Corporation for consideration.

THIRD: That thereafter, pursuant to the resolution of its Board of Directors, a regular meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH: The certificate of Incorporation of the Corporation is hereby amended by adding the following new article FIFTEENTH:

FIFTEENTH: A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of this corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation existing at the time of such repeal or modification."

FIFTH: The Amendment of the Certification of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard A. Hubbell, its President and attested by Linda H. Graham, its Secretary this 20th day of August, 1987.




RPC ENERGY SERVICES, INC.




--------------------------------------------------------------------------------
Richard A. Hubbell, President




Attest:
--------------------------------------------------------------------------------
Linda Graham, Secretary

 CERTIFICATE OF CORRECTION FILED TO CORRECT CERTAIN ERRORS IN THE CERTIFICATE OF
                   RPC ENERGY SERVICES, INC. OF DELAWARE FILED
    IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON JANUARY 20, 1984,
   AND RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS FOR NEW CASTLE COUNTY,
                         DELAWARE, ON JANUARY 20, 1984.


RPC Energy Services, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:

1.       The name of the Company is RPC Energy Services, Inc.

2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on January 20, 1984 recorded in the office of the Recorder of Deeds of New Castle county on January 20, 1984 and that said Certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

3. The inaccuracies or defects of said Certificate to be corrected are as follows:

a) the second line of the fourth paragraph of Article THIRD found on page 2 of the Certificate contains the typographical error "ad," which should read "and".

b) the twenty-fourth line of the seventh paragraph of Article THIRD found on page 2 of the Certificate contained the typographical error "devised," which should read "devices."

4.       Article THIRD of the Certificate is hereby corrected as follows:

a) The second line of the fourth paragraph is corrected in its entirety as follows: "gas, sulphur, liquid and gaseous hydrocarbons and other minerals"

b) The twenty-fourth line of the seventh paragraph is corrected to read in its entirety as follows: "devices, accessories, and related products and unrelated products and".



IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by
R. Randall Rollins, its Chairman and President and attested by Harrison Jones II, its Secretary this 12th day of April, 1984.

RPC ENERGY SERVICES, INC.



--------------------------------------------------------------------------------
R. Randall Rollins



Attest:
--------------------------------------------------------------------------------
Harrison Jones II

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                            RPC ENERGY SERVICES, INC.


IT IS HEREBY CERTIFIED THAT:


1.       The name of the corporation (the " Corporation") is RPC Energy
         Services, Inc.

2. The Certificate of Incorporation of the Corporation (the " Certificate of Incorporation") is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following
         Article:

"FOURTH. The total number of shares of stock which this corporation shall have authority to issue is 36,000,000 shares, divided into two classes, namely, Preferred Stock and Common Stock. The number of shares of Preferred Stock which this corporation is authorized to issue is One Million (1,000,000) shares of the par value of Ten Cents ($0.10) per share, and the number of shares of Common Stock which this corporation is authorized to issue is Thirty-five Million (35,000,000) shares of the par value of Ten Cents ($0.10) per share."


3. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, RPC Energy Services, Inc. has caused this certificate to be signed by its President and attested by its Secretary this 3rd day of June, 1992.




--------------------------------------------------------------------------------
Richard A. Hubbell, President



Attest:
--------------------------------------------------------------------------------
Linda Graham, Secretary

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF
                            RPC ENERGY SERVICES, INC.


IT IS HEREBY CERTIFIED THAT:


1.       The name of the corporation is RPC Energy Services, Inc. (the
         "Corporation").

2. The Certificate of Incorporation of the Corporation (the " Certificate of Incorporation") is hereby amended by striking out the FIRST paragraph, in its entirety, and substituting in lieu thereof, the following new paragraph:

"FIRST. The name of this corporation is RPC, Inc."

3. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law on April 25, 1995 at the Annual Meeting of the Stockholders of the Corporation.

Dated this 25th day of April, 1995.




--------------------------------------------------------------------------------
Richard A. Hubbell, President



Attest:
--------------------------------------------------------------------------------
Linda Graham, Secretary

[CORPORATE SEAL]

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF
                                    RPC, INC.



IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is RPC, Inc., a corporation organized and existing under the Delaware General Corporation Law (the
         "Corporation").

2. The Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") is hereby amended by striking out the Article FOURTH, in its entirety, and substituting in lieu thereof, the following new paragraph:

"FOURTH. The total number of shares of stock which this corporation shall have authority to issue is Eighty Million (80,000,000) shares, divided into two (2) classes, namely, Preferred Stock and Common Stock, This corporation is authorized to issue One Million (1,000,000) shares of Ten Cents ($0.10) par value Preferred Stock, and Seventy-Nine Million (79,000,000) shares of Ten Cents ($0.10) par value Common Stock."

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

In WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary as of this 4th day of June, 1998.
`


RPC, Inc.


--------------------------------------------------------------------------------
Richard A. Hubbell, President



Attest:
--------------------------------------------------------------------------------
Linda Graham, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            RPC ENERGY SERVICES, INC.


RPC Energy Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY;

         FIRST: That the sole director of said corporation, by written consent, filed with the minutes of the Board of Directors, duly adopted a resolution proposing and declaring advisable the following amendment:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article FOURTEENTH which shall read as follows:

         "FOURTEENTH. (1) For purposes of this Article, the following terms shall have the following meanings:

         (a) "Acquiring Entity' means any corporation, person, group, firm, trust, partnership or other entity, or any parent, subsidiary or other affiliate of such entity, which is the beneficial owner, directly or indirectly, or 20% or more of this corporation's outstanding voting securities (taken together as a single class) and which first becomes beneficial owner of 20% or more of such securities after August 1, 1984. Any corporation, person, group, firm, trust, partnership or other entity will be deemed to be the beneficial owner of any voting securities of this corporation:

                   (i)       which it owns directly, whether or not of record.

                   (ii) which it has the right to acquire pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise,

                   (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any `affiliate' or `associate' as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1984, or

                   (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other corporation, person, group, firm, trust, partnership or other entity with which it or any of its subsidiaries, `affiliates' or `associates' has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of this corporation's voting securities.

                             For the purpose of this Article FOURTEENTH, in determining whether a corporation, person, group, firm, trust, partnership of other entity owns beneficially, directly or indirectly, 20% or more of this corporation's outstanding voting securities, this corporation's outstanding voting securities will be deemed to include any voting securities that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options or otherwise which are deemed to be beneficially owned by such corporation, person, group, firm, trust, partnership or other entity pursuant to the foregoing provisions of this paragraph 1 notwithstanding the inability of such entity to vote such shares.

         (b) `Continuing Director' means any member of the Board of Directors of this corporation who is unaffiliated with the Acquiring Entity and who was a member of the Board of Directors of the Corporation prior to the time that the Acquiring Entity became an Acquiring Entity, and any successor of a Continuing Director who is unaffiliated with the Acquiring Entity and is recommended to succeed a Continuing Director by a majority of Continuing Directors than on the Board of Directors of this corporation.

         (c)       `Special Business Combination' means:

                   (i) any merger or consolidation of this corporation with or into an Acquiring Entity;

                   (ii) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of this corporation to an Acquiring Entity;

                   (iii) any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) by an Acquiring Entity to this corporation or any subsidiary of this corporation of any assets (except assets having an aggregate fair market value at the time of such transaction of less than $10,000,000) in exchange for any voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) of this corporation or any subsidiary of this corporation; or

                   (iv) any reclassification of securities, reverse stock split or combination of shares, recapitalization or other transaction designed to decrease the number of holders of this corporation's voting securities remaining after any other corporation, person, group, firm, trust, partnership or other entity has become an Acquiring Entity. Notwithstanding the foregoing, any transaction which would otherwise consititue a Special Business Combination shall not constitute a Special

                             Business Combination if the conditions specified in subsection (x) or subsection (y) of this paragraph 1(C)are satisfied:

                   (x) a majority of the Continuing Directors approve the transaction, provided that this condition (x) shall not be capable of satisfaction unless there is at lease one Continuing Director; or

                   (y)       the transaction


                             (i) does not change any voting security holder's percentage ownership of voting securities in any successor to this corporation from the percentage of voting securities beneficially owned by such holder in this corporation; and

                             (ii) provides that the provisions of this Article, without any amendment, change, alteration, or deletion, will apply to any successor to this corporation; and

                             (iii) does not transfer all or substantially all of this corporation's assets, other than to a wholly owned subsidiary of this corporation.


    (2) No Special Business Combination shall be effected unless it is approved at a meeting of this corporation's stockholders called for that purpose. This presence in person or by proxy of the holders of at least 80% of the outstanding voting securities of this corporation entitled to vote at such meeting shall be required to constitute a quorum at any such meeting. The affirmative vote of the holders of at least 75% of the outstanding voting securities of this corporation entitled to vote at such meeting shall be required for approval of any such Special Business Combination.


    (3) The quorum and affirmative vote required by this Article will be in addition to any vote of this Corporation's security holders otherwise required by law, this Certificate of Incorporation, a resolution providing for the issuance of a class or series of stock which has been adopted by the Board of Directors, or any agreement between this corporation and any national securities exchange.


    (4) No amendment, alteration, change or repeal of any provision of this Article may be effected unless it is approved at a meeting of this Corporation's stockholders called for that purpose. The presence in person or by proxy of the holders of at least 80% of the outstanding voting securities of this corporation entitled to vote at such meeting shall be required to constitute a quorum at any such meeting. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the outstanding voting securities entitled to vote at such meeting shall be required to amend, alter, change, or repeal, directly or indirectly, any provision of this Article."

         SECOND: That in lieu of a meeting and vote of stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS THEREOF, said corporation, RPC Energy Services, Inc. has caused this certificate to be signed:

         by: R. Randall Rollins its Chairman and President and attested by: Harrison Jones II its Secretary this 12th day of April, 1984.


                            RPC Energy Services, Inc.

                            by: R. Randall Rollins

ATTEST:

by: Harrison Jones II